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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2005

UNITEDGLOBALCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49658	84-1602895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 770-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cablecom Acquisition

        A wholly-owned, indirect subsidiary ("Purchaser") of UnitedGlobalCom, Inc. ("UGC") has entered into a Share Purchase Agreement, dated September 30, 2005 (the "Purchase Agreement"), with Glacier Holdings S.C.A. ("Seller"), pursuant to which Purchaser has agreed to purchase (the "Acquisition") all of the issued share capital of Cablecom Holdings AG ("Cablecom"), which is the parent company of Swiss cable operator, Cablecom Gmbh, for a cash purchase price (the "Purchase Price") of CHF 2.825 billion (US$2.186 billion as of signing). Under the Purchase Agreement, Purchaser was required to pay Seller 6% of the Purchase Price as a deposit (the "Deposit") upon execution of the Purchase Agreement. The Purchase Agreement also requires Purchaser to maintain the balance of the Purchase Price in available funds pending closing. At closing, 3% of the Purchase Price will be placed in escrow ("Escrow"), for a period not to exceed 89 days, pending any claims arising under the Purchase Agreement. Any payment made from the Escrow will be treated as an adjustment to the Purchase Price.

        The Acquisition is subject to the receipt of certain approvals from the Swiss Federal Office of Communications for the transfer of broadcast licenses (the "Regulatory Condition") and the affirmative vote of the requisite percentage of shares of the sole general partner and manager of the Seller (the "Corporate Action Condition" and together with the Regulatory Condition, the "Conditions"). The Purchase Agreement provides that the closing will occur no later than November 14, 2005. If the Conditions are satisfied or waived prior to November 14, 2005, Purchaser may unilaterally extend the closing through November 14, 2005, subject to the incurrence of penalty interest on the balance of the Purchase Price.

        If the Conditions are neither satisfied nor waived by November 14, 2005, either party may terminate the Purchase Agreement (subject to certain exceptions). The Seller is required to repay the Deposit to the Purchaser in the event of a termination of the Purchase Agreement as a result of Seller's breach of a covenant or Seller's failure to satisfy the Corporation Action Condition, provided, in the event of such condition failure, that Purchaser has not materially breached the Purchase Agreement.

        The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof set forth in Exhibit 2.1 to this Current Report on Form 8-K.

LMI Guarantee

        Pursuant to a separate agreement (the "Guarantee") entered into between Liberty Media International, Inc. ("LMI") and Seller, LMI has agreed to guarantee the performance of Purchaser's obligations under the Purchase Agreement. Purchaser is an indirect subsidiary of LMI. LMI and UGC are subsidiaries of Liberty Global, Inc., the publicly traded parent company.

        The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text thereof set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Financing Arrangements

        LMI intends to finance the Acquisition through a combination of (i) a new structurally subordinated PIK Loan (as defined below) of €550 million, (ii) a new offering of 8 5/8% Senior Notes due 2014 of €300 million by UPC Holding B.V., a sister corporation of the Purchaser, and (iii) corporate cash. In addition, because consummation of the Acquisition will trigger "change of control" events under certain existing indebtedness of Cablecom's subsidiaries, the Purchaser has entered into a Change of Control Backstop Commitment Letter with certain financial institutions, as described below.

        The PIK Loan.    The new €550 million 9.5 year split-coupon floating rate PIK loan (the "PIK Loan") will be made under a PIK Loan Facility Agreement, dated September 30, 2005 (the "PIK Loan Facility"), among the Purchaser, the lead arrangers named therein and the facility agent named therein. The PIK Loan Facility bears interest at a rate per annum equal to (i) 3-month EURIBOR (payable quarterly in cash), plus (ii) a margin of 1.75% (payable quarterly in cash), plus (iii) a PIK margin of 6.50% (to be capitalized and added to principal at the end of each interest period or, at the election of the Purchaser, paid in cash) plus (iv) with respect to any period, or part thereof, after April 15, 2008, an additional PIK margin of 2.50% (to be capitalized and added to principal at the end of each interest period or, at the election of the Purchaser, paid in cash).

        The PIK Loan will be unsecured senior debt of the Purchaser and pari passu or senior in right of payment to all other indebtedness of the Purchaser. The PIK Loan will be structurally subordinated to all indebtedness of the Purchaser's subsidiaries, including, upon consummation of the Acquisition, the existing CHF 150,000,000 Revolving Credit Facility of Cablecom GmbH (the "Existing Revolving Credit Facility"), the existing €290,000,000 9 3/8% Senior Notes due 2014 issued by Cablecom Luxembourg S.C.A. (the "Existing Fixed Rate Notes") and the existing CHF 390,000,000 Floating Rate Senior Secured Notes due 2010, €200,000,000 Floating Rate Senior Secured Notes due 2010 and €375,000,000 Floating Rate Senior Secured Notes due 2012 issued by Cablecom Luxembourg S.C.A. (collectively, the "Existing Floating Rate Notes" and together with the Existing Fixed Rate Notes, the "Cablecom Notes") and any other future debt incurred by the Purchaser's subsidiaries. The PIK Loan will not be guaranteed by Cablecom or any of its subsidiaries.

        The PIK Loan may not be optionally prepaid prior to April 16, 2007. From and following April 16, 2007, the PIK Loan may be prepaid by the Purchaser in designated minimum amounts. Optional prepayments during the 12-month period beginning on April 16, 2007 will be made at par. Optional prepayments from and following April 16, 2008 will be made at 102% of par. The PIK Loan matures on April 15, 2015.

        The PIK Loan Facility contains incurrence-based covenants similar to the covenants governing the Existing Floating Rate Notes, adjusted to reflect a subordinated pay-in-kind issuance, and provides for events of default similar to the events of default in respect of the Existing Floating Rate Notes. In addition, the PIK Loan Facility requires Purchaser to make a prepayment offer at 101% of par following a "change of control."

        Senior Notes due 2014.    On October 3, 2005, UPC Holding B.V. entered into a Purchase Agreement with the initial purchasers named therein in connection with the issuance of its €300 million 8 5/8% Senior Notes due 2014 (the "New Senior Notes"), which is expected to close of October 10, 2005. The New Senior Notes will have terms (other than pricing and issue date) substantially identical to the terms of UPC Holding B.V.'s 7 3/4% Senior Notes due 2014 issued on July 29, 2005 and, under an intercreditor agreement, will equally share the benefit with the holders of those existing notes of a security interest over the shares of UPC Holding B.V. Proceeds from this issuance will be distributed by UPC Holding B.V. to fund a portion of the Acquisition.

        Change of Control Backstop Commitment.    The consummation of the Acquisition will trigger a "change of control" put right (the "Put Right") under the Cablecom Notes and, absent a waiver from the lenders under the Existing Revolving Credit Facility (the "Waiver"), will require a refinancing of the Existing Revolving Credit Facility. The Purchaser has entered into a Change of Control Backstop Commitment Letter with certain financial institutions (the "Banks"), pursuant to which (i) the Banks have agreed to enter into two new term facilities with Purchaser under which Purchaser may access the funds necessary to repurchase Cablecom Notes tendered upon exercise of the Put Right ("Tendered

Notes") or, absent an agreement on the definitive terms of the new term facilities, the Banks have agreed to purchase the Tendered Notes and enter into a remarketing arrangement with Purchaser with respect to the Tendered Notes, and (ii) absent the Waiver, the Banks have agreed to enter into a new credit facility to refinance the Existing Revolving Credit Facility. Purchaser's right to terminate the Change of Control Backstop Commitment Letter is subject to a non-refundable commitment fee, payable within 3 business days of the expiration date of the Put Right.

        The inclusion of the foregoing description of financing arrangements is not intended to admit the materiality of the matters described therein.

Item 9.01 Financial Statements and Exhibits

Number	Title
2.1	Share Purchase Agreement, dated September 30, 2005, between Glacier Holdings S.C.A. and United ACM Holdings, Inc. ("Purchase Agreement")
2.2	Excerpts from Schedule 4.6 to the Purchase Agreement
99.1	Deed, dated September 30, 2005, between Liberty Media International, Inc. and Glacier Holdings S.C.A.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITEDGLOBALCOM, INC.
Date: October 5, 2005	By:	/s/ LEONARD P. STEGMAN Leonard P. Stegman Vice President

EXHIBIT INDEX

Number	Title
2.1	Share Purchase Agreement, dated September 30, 2005, between Glacier Holdings S.C.A. and United ACM Holdings, Inc. ("Purchase Agreement")
2.2	Excerpts from Schedule 4.6 to the Purchase Agreement
99.1	Deed, dated September 30, 2005, between Liberty Media International, Inc. and Glacier Holdings S.C.A.

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX